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                                                                   EXHIBIT 23(B)

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
BB&T Financial Corporation

  We consent to the use of our report dated January 19, 1994, except as to note 2 which is as of June 30, 1994, included in BB&T Financial Corporation's Current Report on Form 8-K dated August 31, 1994, which restates portions of the Company's Annual Report on Form 10-K for the year ended December 31, 1993 to give effect to the acquisition of L.S.B. Bancshares, Inc. of South Carolina ("LSB") in 1994 which has been accounted for under the pooling-of-interests method, incorporated by reference in the Form S-4 Registration Statement and to the reference to our firm under the heading "Experts" in the related Joint Proxy Statement/Prospectus for the merger with Southern National Corporation.

  We also consent to the use of our report dated January 19, 1994 included in BB&T Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, incorporated by reference in the Form S-4 Registration Statement. Such financial statements were restated subsequent to the Company's Annual Report on Form 10-K in the Company's Current Report on Form 8-K dated August 31, 1994 to give effect to the LSB acquisition occurring in 1994 and accounted for under the pooling-of-interests method.

                                          KPMG Peat Marwick LLP

Raleigh, North Carolina
November 14, 1994